SCHEDULE 14C INFORMATION Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
[ ]	Definitive Information Statement

QUADRA PROJECTS INC. (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

QUADRA PROJECTS INC. 6130 Elton Avenue Las Vegas, Nevada 89107

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Quadra Projects Inc., a Nevada corporation, to the holders of record at the close of business on the record date, August 3, 2009 of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

(a)	an amendment to our Articles of Incorporation for the alteration of our authorized share capital to authorize the issuance of up to 750,000,000 shares of preferred stock, par value of $0.001 per share (the "Preferred Shares"), for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares;

(the “Amendment”)

Our Board of Directors approved the Amendment to our authorized share capital for the creation of the Preferred Shares in order to enhance our corporation's ability to attract future financing to develop and operate our business.

Our Board of Directors unanimously approved the Amendment to our Articles of Incorporation on July 22, 2009.

Subsequent to our Board of Directors' approval of the Amendment, the holders of the majority of the outstanding shares of our corporation gave us their written consent to the Amendment to our Articles of Incorporation on July 23, 2009. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

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Our Board of Directors have fixed the close of business on August 3, 2009 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 36,500,000 shares of our common stock issued and outstanding on August 3, 2009. We anticipate that this Information Statement will be mailed on or about August 19, 2009 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since December 1, 2008, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment to our authorized capital, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of August 3, 2009, we had a total of 36,500,000 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of August 3, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

	Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Beneficial Ownership	of Class(1)
Claude Diedrick
President, CEO, CFO and Director	Nil	Nil%
15 Lignum Vitae Close, Montego Bay,
Jamaica, W.I.

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	Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Beneficial Ownership	of Class(1)
Dudley Delapenha
Secretary	200,000	0.55%
#200, 245 East Liberty Street
Reno, Nevada
Omega Research Corporation
450 Bade Road, Section 4
4th Floor, Apt. 25	18,000,000	49.32%
Taipei
Quadra Marketing Corp.
#5 New Road,	6,000,000	16.44%
Belize City, Belize
Directors and Executive Officers as a Group	Nil	Nil%

(1) Based on 36,500,000 shares of common stock issued and outstanding as of August 3, 2009. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

AMENDMENT TO OUR CORPORATION'S ARTICLES

Our Amended Articles of Incorporation (the "Articles") currently authorize the issuance of 750,000,000 shares of common stock, $.001 par value, and no shares of preferred stock. On July 22, 2009 our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to authorize the issuance of up to 750,000,000 shares of preferred stock in the capital of our corporation, for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

The general purpose and effect of the amendment to our corporation's Articles is to authorize the Preferred Shares, which will enhance our Corporation's ability to finance the development and operation of our business.

Our board of directors approved the amendment to our corporation's Articles to authorize the Preferred Shares so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the Preferred Shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Allowing for the ability to issue the Preferred Shares will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any agreements for any transaction that would require the issuance of additional shares of common stock or Preferred Shares. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

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The amendment to our corporation's Articles to authorize the Preferred Shares will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue the Preferred Shares without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations.

The authorization of the Preferred Shares and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders.

Our board of directors may authorize and issue classes of Preferred Shares that have rights that are preferential to our common stock. Such rights may include:

·	the payment of dividends in preference and priority to any dividends on our common stock;

·	preference to any distributions upon any liquidation, dissolution or winding up of our company;

·	voting rights that may rank equally to, or in priority over, our common stock;

·	mandatory redemption by the company in certain circumstances, for amounts that may exceed the purchase price of the Preferred Shares;

·	conversion provisions for the conversion of the Preferred Shares into common stock;

·	pre-emptive or first refusal rights in regards to future issuances of common stock or Preferred Shares by the company; or

·	rights that restrict our company from undertaking certain corporate actions without the approval of the holders of the Preferred Shares.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the Amendment to our Articles was obtained by written consent of two shareholders owning 24,000,000 shares of our common stock, which represented 65.75 % on July 23, 2009. The increase in our authorized capital and the creation of the Preferred Shares will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendment to our Articles of Incorporation.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Quadra Projects Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

August 6, 2009 QUADRA PROJECTS INC.

By: /s/ Claude Diedrick Claude Diedrick President and Director

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SCHEDULE A

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

     Certificate of Amendment to Articles of Incorporation
 For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Quadra Projects Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Capital Stock shall consist of 750,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power, and 750,000,000 shares of preferred stock, $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)
                                                                        (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Claude Diedrick
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 7-1-08

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